U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of earliest event reported):
                                January 27, 2004

                      SELIGMAN NEW TECHNOLOGIES FUND, INC.
             (Exact name of Registrant as specified in its charter)

                                    Maryland
                            (State of Incorporation)

                  Investment Company Act File Number: 811-00831
                            (Commission File Number)

                                   13-4064344
                      (I.R.S. Employer Identification No.)

                                100 Park Avenue,
                            New York, New York 10017
               (Address of principal executive offices, zip code)

                                 (212) 850-1864
              (Registrant's telephone number, including area code)


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ITEM 9. REGULATION FD DISCLOSURE.

On January 23, 2004, a special meeting of the shareholders of Seligman New Technologies Fund, Inc. (the "Fund") was held at 100 Park Avenue, New York, New York. A quorum was present at the meeting.

The purpose of the meeting was to vote on (i) a proposal to authorize a plan to liquidate and dissolve the Fund and (ii) a proposal to eliminate the Fund's fundamental investment policy of making quarterly repurchase offers for its common stock. As of January 22, 2004, each of the proposals had received the approval of approximately 47% of the outstanding shares of the Fund (approximately 88% of the votes cast). In order for the two proposals to be implemented, the first proposal must receive the approval of a majority of the outstanding shares of the Fund. Consequently, an adjournment of the meeting to Wednesday, February 25, 2004 at 2:00 p.m. at 100 Park Avenue, New York, New York was proposed and approved.

                             J. & W. SELIGMAN & CO.
                                  INCORPORATED
                                ESTABLISHED 1864
                       100 Park Avenue, New York, NY 10017

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of January, 2004.

                                        SELIGMAN NEW TECHNOLOGIES FUND, INC.


                                        By: /s/ Lawrence P. Vogel
                                            --------------------------------
                                            Lawrence P. Vogel
                                            Treasurer